Exhibit 10.1

SEELOS THERAPEUTICS, INC.

STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 2, 2020, by and between Seelos Therapeutics, Inc., a Nevada corporation (the "Company"), and Phoenixus AG, a stock corporation organized under the laws of Switzerland (the "Purchaser").

RECITALS

      WHEREAS, Seelos Corporation, a wholly-owned subsidiary of the Company, and the Purchaser are parties to that certain Asset Purchase Agreement, dated March 6, 2018, as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, that certain Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018 and that certain Amendment No. 3 to Asset Purchase Agreement, dated as of October 15, 2019 (as amended, the "Asset Purchase Agreement"); and

      WHEREAS, in accordance with Section 3.2(a)(i)(E) of the Asset Purchase Agreement, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, an aggregate of 1,809,845 shares (the "Shares") of Common Stock of the Company ("Common Stock"), which number of shares is equal to $2,250,000 divided by the 30-Day VWAP (as defined in the Asset Purchase Agreement) as of January 2, 2020, on the terms and conditions set forth herein.

AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      SALE AND PURCHASE.

      Subject to the terms and conditions hereof, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, the Shares, in full satisfaction of the Company's obligation to issue any shares of Common Stock to the Purchaser as provided under Section 3.2(a)(i)(E) of the Asset Purchase Agreement.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to the Purchaser that:

      2.1    Organization. The Company is a business entity duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted. The Company is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the Company.

      2.2    Authorization. The Company has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The Company has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and is the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The Shares are validly issued, fully paid and nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

      2.3    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3 (File No. 333-221285) (the "Registration Statement"). The Registration Statement was declared effective by order of the SEC on December 7, 2017. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Shares thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement. The "Plan of Distribution" section of the Registration Statement permits the issuance of the Shares under the terms of this Agreement.

3.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents and warrants to the Company that:

      3.1    Organization. The Purchaser is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed or incorporated. The Purchaser has the requisite power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted. The Purchaser is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the Purchaser.

      3.2    Authorization. The Purchaser has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The Purchaser has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Purchaser and is the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

      3.3    Investment Representations.

            (a)    The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser can bear the economic risk of this investment indefinitely.

            (b)    The Purchaser represents that by reason of its, or of its management's, business or financial experience, in the Purchaser has the capacity to protect its own interests connection with the transactions contemplated in this Agreement.

            (c)    The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

            (d)    The Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities and the Company's public filings with the SEC. The Purchaser has also had the opportunity to ask questions of, receive answers from and obtain additional information from (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) the Company and its management regarding the terms and conditions of this investment. The Purchaser acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

            (e)    The residency of the Purchaser (or in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth on the signature pages hereto. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company's offer and sale and the Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

            (f)    The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

            (g)    At no time prior to the date of this Agreement has the Purchaser or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.      COVENANTS

      4.1    Prospectus Supplement. The Company agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC a prospectus supplement of the Company relating to the Shares (the "Prospectus Supplement") pursuant to Rule 424(b)(5) under the Securities Act. The Purchaser shall furnish to the Company such information regarding itself, the shares of Common Stock beneficially owned by it and the intended method of distribution thereof, including any arrangement between the Purchaser and any other person relating to the sale or distribution of the Shares, as shall be reasonably requested by the Company in connection with the preparation and filing of the Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Prospectus Supplement with the SEC.

5.      MISCELLANEOUS

      5.1    Survival. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company, as the case may be.

      5.2    Notices. All notices required or permitted hereunder shall be in writing and be given by personal delivery, by an internationally recognized overnight carrier, by registered or certified mail, postage prepaid with return receipt requested or by electronic mail at the respective addresses set forth on the signature pages to this Agreement or at such other addresses as the Company or the Purchaser, as applicable, may designate by ten days' advance written notice to the other party hereto. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via overnight courier shall be deemed received three (3) Business Days following sending; and notices mailed shall be deemed communicated as of seven (7) Business Days after mailing. For purposes of this Agreement, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      5.3    Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto. Nothing in this Agreement shall be deemed to create any third party beneficiary rights in or on behalf of any other person.

      5.4    Governing Law; Forum. This Agreement and the relationship of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York. Any disputes relating to the transactions contemplated by this Agreement shall be heard in the State and Federal courts located in the County of New York in the State of New York.

      5.5    Expenses. Each party hereto shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

      5.6    Amendments. Any amendment, modification or waiver of this Agreement shall only be valid if made in writing and signed by each of the parties hereto.

      5.7    Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      5.8    Entire Agreement. This Agreement and the Asset Purchase Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

      5.9    Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      5.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

      5.11    Representation by Counsel; Interpretation. The Purchaser and the Company each acknowledge that it has been represented by its own legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Purchaser and the Company.

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first set forth above.

THE COMPANY:

SEELOS THERAPEUTICS, INC.

By: /s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: President and Chief Executive Officer
Address: 300 Park Avenue, 12th Floor
               New York, NY 10022

THE PURCHASER:

PHOENIXUS AG

By: /s/ Averill L. Powers
Name: Averill L. Powers
Title: Chief Executive Officer
Address: 600 Third Avenue, 10th Floor
               New York, NY 10016